Exhibit 99(a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice from your own independent financial advisor.

NOTICE OF GUARANTEED DELIVERY

for the Tender of
All Outstanding Shares of Common Stock
of

CreXus Investment Corp.

Holders of outstanding common stock of CreXus Investment Corp. (“Shares”) who wish to tender their Shares in exchange for the consideration described in the Offer to Purchase dated March 18, 2013 and who cannot deliver their Shares and Letter of Transmittal (and any other documents required by the Letter of Transmittal or the Offer to Purchase) to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or a substantially equivalent document. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Depositary. See “Procedures for Tendering Shares - Guaranteed Delivery” in the Offer to Purchase. All capitalized terms used but not defined in the document have the meaning ascribed to them in the Offer to Purchase.

The Depositary for the Tender Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

If delivering by mail, hand, express mail, courier,
or other expedited service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require that the signature on the Letter of Transmittal be guaranteed by an “Eligible Institution,” that signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CXS Acquisition Corporation (“Purchaser”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 18, 2013, and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the Shares specified below using the guaranteed delivery procedures set forth in the Offer to Purchase under the caption “Procedures for Tendering Shares - Guaranteed Delivery.”

PLEASE SIGN AND COMPLETE

This Notice of Guaranteed Delivery must be signed by the holder(s) of Shares exactly as the applicable DTC participant’s name appears on a security position listing as the owner of Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not of the holder(s) of the Shares, then in order to validly surrender Shares the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to Purchaser of that person’s authority to act.

Aggregate Principal Amount of Shares Surrendered:	Name(s) of Holder(s):
Check box if Shares will be tendered by Book-Entry Transfer: ☐ The Depository Trust Company	Address of Holder(s): Area Code and Tel. No:
Account Number:	Names of Authorized Signatory: Capacity: Address of Authorized Signatory:
Transaction Code Number:	Area Code and Tel. No.:

Dated:	Signature(s) of Holder(s) or Authorized Signatory:

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THE GUARANTEE ON THIS PAGE MUST BE COMPLETED.
GUARANTEE

(Not to be used for signature guarantee)

The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents’ Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing entities being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Depositary at one of its addresses set forth in the Notice of Guaranteed Delivery (i) book-entry confirmation of the transfer of the Shares into the Depositary’s account at DTC pursuant to the procedures set forth in the Offer to Purchase, and (ii) either (x) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy of one) or (y) a properly transmitted Agent’s Message, and (iii) all other documents required by the Letter of Transmittal or the Agent’s Message.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all applicable, letters, confirmations, messages and other documents to the Depositary by the Expiration Date, as described on the first page of this document. Failure to do so could result in financial loss to such Eligible Institution.

     (Authorized Signature)

Name:

     (Please Print)

Name of Firm:

Address:

Area Code and Tel. No.:

Title:

Date:

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